                                  EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14504, 333-45020, 333-45022, 333-64126,
333-65490, 333-97859, 333-97861, 333-101161, 333-110165 and 333-110166) of
Engineered Support Systems, Inc. of our report dated December 9, 2003 relating to the financial statements, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 9, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP
St. Louis, Missouri
January 30, 2004